EXHIBIT 99.1

Crown Crafts, Inc. Reports Results for Fourth Quarter and Full Fiscal Year 2010

  Strong fourth quarter leads Crown Crafts to a banner year
  Fourth quarter net sales increase by 6% to finish at $86.1 million for full fiscal 2010
  Fourth quarter net income, excluding the goodwill impairment charge in fiscal 2009, increases by 15% from $2.0 million in fiscal 2009 to $2.3 million in fiscal 2010
  Fiscal 2010 Adjusted EBITDA increases to $10.5 million, the highest amount since 1998

GONZALES, La., June 28, 2010 (GLOBE NEWSWIRE) -- Crown Crafts, Inc. (the "Company") (Nasdaq:CRWS) today reported its results from operations for the fourth quarter and full fiscal year 2010, which ended March 28, 2010.

Results for Fourth Quarter and Full Fiscal Year 2010

The Company's net income for the fourth quarter of the fiscal year ended March 28, 2010 was $2.3 million, or $0.25 per diluted share, on net sales of $26.0 million compared to net income of $2.0 million, or $0.21 per diluted share, on net sales of $24.6 million in the fourth quarter of fiscal year 2009 (after excluding a $12.6 million charge, net of tax, related to an impairment to goodwill). Including the goodwill impairment charge, the Company reported a net loss in the fourth quarter of fiscal year 2009 of $10.6 million, or $1.15 per diluted share.

The Company's net income for fiscal 2010 was $4.8 million, or $0.52 per diluted share, on net sales of $86.1 million compared to net income for fiscal 2009 of $4.5 million, or $0.47 per diluted share, on net sales of $87.4 million (after excluding a $21.6 million charge, net of tax, related to an impairment to goodwill). Including the goodwill impairment charge, the Company reported a net loss for fiscal 2009 of $17.1 million, or $1.83 per diluted share.

"We are pleased with the strong finish that our fourth quarter 2010 earnings provided for our full year results," commented E. Randall Chestnut, Chairman, President and Chief Executive Officer of the Company. "Early in the year, we were challenged by economic conditions that impacted the retail sale of our products. As the year progressed, we made appropriate adjustments to our cost structure, which aided us in our rebound. Our consistent cash flow has enabled us to reduce our debt to $5.2 million at year end, of which $3.8 million is non-interest bearing. Our results have helped to raise our shareholders' equity by 23% in a difficult retail year. Finally, our Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization and impairment charges) for 2010 was $10.5 million, or 12.2% of net sales," Mr. Chestnut continued.

Conference Call

The Company will host a teleconference today at 1:00 p.m. Central Daylight Time to discuss the Company's results and answer appropriate questions. Interested individuals may join the teleconference by dialing (877) 317-6789. Please refer to conference number 441530. The teleconference can also be accessed in listen-only mode by visiting the Company's website at www.crowncrafts.com. The financial information to be discussed during the teleconference may be accessed prior to the call on the investor relations portion of the Company's website.

A telephone replay of the teleconference will be available one hour after the end of the call on June 28, 2010 through 8:00 a.m. Central Daylight Time on July 6, 2010. To access the replay, dial (877) 344-7529 in the United States or (412) 317-0088 from international locations and refer to conference number 441530.

About Crown Crafts, Inc.

Crown Crafts, Inc. designs, markets and distributes infant, toddler and juvenile consumer products, including crib and toddler bedding and blankets; nursery and bath accessories; reusable and disposable bibs and floor mats; burp cloths; room décor; and disposable placemats, toilet seat covers and changing mats. The Company's operating subsidiaries include Hamco, Inc. in Louisiana and Crown Crafts Infant Products, Inc. in California. Crown Crafts is America's largest producer of infant bedding, bibs and bath items. The Company's products include licensed and branded collections as well as exclusive private label programs for certain of its customers. The Company's website is www.crowncrafts.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such statements are based upon management's current expectations, projections, estimates and assumptions. Words such as "expects," "believes," "anticipates" and variations of such words and similar expressions identify such forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause future results to differ materially from those suggested by the forward-looking statements. These risks include, among others, general economic conditions, including changes in interest rates, in the overall level of consumer spending and in the price of oil, cotton and other raw materials used in the Company's products, changing competition, changes in the retail environment, the level and pricing of future orders from the Company's customers, the extent to which the Company's business is concentrated in a small number of customers, the Company's dependence upon third-party suppliers, including some located in foreign countries, customer acceptance of both new designs and newly-introduced product lines, actions of competitors that may impact the Company's business, disruptions to transportation systems or shipping lanes used by the Company or its suppliers, and the Company's dependence upon licenses from third parties. Reference is also made to the Company's periodic filings with the Securities and Exchange Commission for additional factors that may impact the Company's results of operations and financial condition. The Company does not undertake to update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise.

CROWN CRAFTS, INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
SELECTED FINANCIAL DATA
In thousands, except per share data

	Three Months Ended		Twelve Months Ended
	March 28, 2010	March 29, 2009	March 28, 2010	March 29, 2009
Net sales	$ 25,972	$ 24,568	$ 86,066	$ 87,398
Gross profit	7,108	6,020	20,229	18,910
Gross profit percentage	27.4%	24.5%	23.5%	21.6%
Goodwill impairment charge	--	13,884	--	22,884
Income (loss) from operations	4,264	(10,722)	8,760	(14,928)
Income (loss) from continuing operations before income taxes	4,120	(10,890)	8,005	(15,909)
Income tax expense	1,694	(399)	3,103	1,133
Income (loss) from continuing operations after income taxes	2,426	(10,491)	4,902	(17,042)
Loss from discontinued operations --- net of income taxes	(100)	(71)	(122)	(44)
Net income (loss)	2,326	(10,562)	4,780	(17,086)
Basic earnings (loss) per share	$ 0.25	$ (1.15)	$ 0.52	$ (1.83)
Diluted earnings (loss) per share	$ 0.25	$ (1.15)	$ 0.52	$ (1.83)

Weighted Average Shares Outstanding:
Basic	9,215	9,208	9,193	9,317
Diluted	9,321	9,208	9,295	9,317

CROWN CRAFTS, INC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
SELECTED FINANCIAL DATA
In thousands

	March 28, 2010	March 29, 2009
Cash and cash equivalents	$ 75	$ 15,249
Accounts receivable, net of allowances	18,021	18,954
Inventories	10,453	11,751
Total current assets	31,474	48,495
Intangible assets, net	6,493	5,515
Total assets	$ 41,392	$ 56,527

Current maturities of long-term debt	$ 1,952	$ 1,667
Total current liabilities	10,657	10,548
Long-term debt	3,238	23,568

Shareholders' equity	27,497	22,411
Total liabilities and shareholders' equity	$ 41,392	$ 56,527

CROWN CRAFTS, INC AND SUBSIDIARIES
NON-GAAP RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
In thousands, except percentages
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 28, 2010	March 29, 2009	March 28, 2010	March 29, 2009

Net income (loss)	$ 2,326	$ (10,562)	$ 4,780	$ (17,086)
Interest expense	111	189	692	1,089
Interest income	(3)	(16)	(17)	(139)
Income tax expense on continuing operations	1,694	(399)	3,103	1,133
Income tax benefit on discontinued operations	(58)	(46)	(69)	(31)
Depreciation	66	60	286	285
Amortization	279	434	1,544	1,745
Impairment charge - goodwill	--	13,884	--	22,884
Impairment charge - assets held for sale	154	94	154	94
Adjusted EBITDA	4,569	3,638	10,473	9,974

Net Sales	25,972	24,568	86,066	87,398

Adjusted EBITDA as a percentage of net sales	17.6%	14.8%	12.2%	11.4%

In addition to the Company's disclosure of its financial position and results of operations in conformity with accounting principles generally accepted in the United States (GAAP), the Company has also disclosed certain measures of its performance which are not determined in accordance with GAAP. These non-GAAP financial measures include Adjusted EBITDA and the Company's discussion of its fiscal 2009 results excluding the goodwill impairment charge. The Company uses these non-GAAP financial measures internally to monitor the Company's operating results and cash flow and to evaluate the performance of its businesses. The Company believes that the non-GAAP financial measures are useful in that they are important indicators of the Company's ability to generate cash sufficient to reduce debt, make strategic acquisitions and investments in capital expenditures, pay dividends, meet working capital requirements and otherwise meet its obligations as they become due. The items excluded to calculate non-GAAP financial measures are significant components in understanding and assessing the Company's financial performance. The non-GAAP financial measures are provided as supplemental information and should be considered in addition to, and not as a substitute for, such GAAP measures as net income or loss, cash flow provided by or used in operating, investing or financing activities, and other measures of financial performance and liquidity reported in accordance with GAAP. Because non-GAAP financial measures, by definition, are not determined in accordance with GAAP, companies are free to calculate them in varying ways. Therefore, the non-GAAP financial measures presented by the Company may not be comparable to similarly titled measures of other companies.

CONTACT:  Crown Crafts, Inc.
          Investor Relations Dept.
          (225) 647-9146

          Halliburton Investor Relations
          (972) 458-8000